UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2016

Date of Report (Date of earliest event reported)

__________________

North America Frac Sand, Inc.
(Exact Name of Registrant as Specified in Charter)

__________________

FLORIDA	333-175692	20-8926549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 9B – 318, 105th Street East, Saskatoon, Saskatchewan Canada S71 0J9

(Address of Principal Executive Offices) (Zip Code)

(306) 281-7334

(Registrant's telephone number, including area code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement

As announced on July 10, 2015, the Company has entered into a Share Purchase Agreement with Canadian Sandtech Inc. to acquire 100% of the issued and outstanding shares of North America Frac Sand (CA) Ltd. for 37,800,000 common shares of the Company. North America Frac Sand (CA) Ltd. has issued a Promissory Note for $120,000 Canadian due June 30, 2016 to an unrelated third party. The holder of the Promissory Note has agreed to extend the due date to June 30, 2017 in exchange for the issuance of 100 Series B Preferred Shares by the Company.

The Board of Directors has agreed to issue the 100 Series B Preferred Shares upon closing of the acquisition of the North America Frac Sand (CA) Ltd. by the Company.

ITEM 1.02 Termination of a Material Definitive Agreement.

Effective July 27, 2016, the Board of Directors has cancelled two agreements as follows:

1.

On September 22, 2012, the Company issued to Raven Holdings Ltd. 37,974 Series B Preferred Shares as payment for consulting fees which were to be performed. The Company held these 37,974 Series B Preferred Shares in trust pending performance of these consulting fees.

2.

On September 22, 2012, the Company issued to Apollo Holding Ltd. 37,974 Series B Preferred Shares as payment for consulting fees which were to be performed. The Company held these 37,974 Series B Preferred Shares in trust pending performance of these consulting fees.

Consequently, the 75,948 Series B Preferred Shares have been returned to Treasury and have been cancelled.

Section 3 - Securities and Trading Markets

ITEM 3.03 Material Modification to Rights of Security Holders.

On July 27, 2016, the Board of Directors of the Company submitted a proposal to the shareholders to amend the Articles of Incorporation as follows:

1.	to remove the rights to convert Series A Preferred Shares into common shares; and

2.	to reduce the number of $0.00001 par value common shares from ten billion shares (10,000,000,000) to five hundred million shares (500,000,000).
On July 27, 2016 the Board of Directors of the Company received sufficient shareholder votes to amended the Articles of Incorporation therefore the amendment was adopted and has been filed with the Florida Secretary of State.

Section 5 - Corporate Governance and Management

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2016, the Board of Directors of the Company appointed Edwin G. Morrow to the Board of Directors of the Company.

Mr. Morrow is a professional geologist who as worked as an employee or consultant for over 35 years in the exploration, development and production of multiple mineral resources. Mr. Morrow has held line and executive positions with the mining industry with several companies. Most recently, from 2012 to 2013, Mr. Morrow served as President and CEO of Liberty Coal Energy Corp. and Siga Resources, Inc. both US OTC public companies.

Mr. Morrow will serve as a director until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between Mr. Morrow and any other person pursuant to which he was selected as a director. There are no family relationship between Mr. Morrow and any of the Company's officers or directors. Except as disclosed above, Mr. Morrow has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North America Frac Sand, Inc.

Date: August 1, 2016	By:	/s/ David Alexander
David Alexander
President

3